CONFIDENTIAL SEPARATION AGREEMENT
                               AND GENERAL RELEASE

     This Confidential Separation Agreement and General Release ("Agreement") is made and entered into by and between Michael P. Paolucci on behalf of himself and his agents, heirs, executors, assigns and any other person or entity acting with him or on his behalf ("Paolucci"), on the one hand, and Interactive Imaginations, Inc. on behalf of itself, its present and former principals, owners, agents, officers, employees, directors, subsidiaries, affiliated divisions and companies, parent companies, successors and assigns ("Interactive"), on the other hand. It is made pursuant to the following terms and conditions.

     Effective at the close of business (Eastern Standard Time) on February 24, 1998, Paolucci's employment with Interactive shall have ceased and all agreements regarding the employment of Paolucci as an executive of Interactive are terminated, except as otherwise set forth herein. Paolucci continues to serve as a Director of Interactive.

     1. Pending and Future Legal or Administrative Actions - Covenant Not to
Sue.

          Paolucci shall neither assist, participate or be represented in, nor institute, submit or file, or permit to be instituted, submitted or filed on his behalf, any lawsuit, charge, claim, complaint, or other proceeding, by Paolucci or on his behalf with any administrative agency, court or other forum, under any federal, state or local laws or regulations including, but not limited to, (a) under the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Agent Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act; the Equal Pay Act of 1963; the Consolidated Omnibus Budget Reconciliation Act of 1985; or any other federal, state, or local insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules and/or regulations, public policy, contract or tort laws, or (b) any claim of retaliation under such laws, or (c) any claim arising under common law, including, but not limited to, causes of action for wrongful termination, tortious wrongful termination in violation of public policy; discrimination or harassment on the basis of age, sex, race, or national origin; intentional infliction of emotional distress; negligent infliction of emotional distress; fraudulent misrepresentation; negligent misrepresentation; fraud; conspiracy to commit any act mentioned herein; breach of contract (whether express or implied, oral or written); breach of the implied covenant of good faith and fair dealing; interference with business advantage; defamation; interference with prospective economic advantage; interference with contractual relationship; violation of any national, state or local statute, law, or ordinance, or (d) any other action whether cognizable in law or in equity, against Interactive based upon any conduct up to and including the date of this Confidential Separation Agreement and shall not, from any source or proceeding, seek or accept any award or settlement therefrom. The provisions of this Section 1 shall not apply to any obligations of Interactive pursuant to this Agreement.


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     2. Releases of Claims; Continuing Indemnification.

          2.1 Paolucci Release. It is understood and agreed by and between each of the parties to this Agreement that in consideration for Interactive's promise to pay to Paolucci the sums and benefits set forth in Paragraph 3 of this Agreement, and Interactive's release of Paolucci contained in Section 2.2 of this Agreement, and the other promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, Paolucci completely releases and forever discharges Interactive and any present or former officers, agents, employees, subsidiaries, affiliated companies, parent companies, successors and assigns of Interactive from all causes of action, claims, judgments, obligations, damages, or liabilities of whatever kind and character, including, but not limited to, those arising under the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Equal Pay Act of 1963; the Consolidated Omnibus Budget Reconciliation Act of 1985; or any other federal, state, or local insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules and/or regulations, public policy, contract or tort laws, or any claim of retaliation under such laws, or any claim arising under common law, including but not limited to, causes of action for wrongful termination; tortious wrongful termination in violation of public policy; discrimination or harassment on the basis of age, sex, race, or national origin; intentional infliction of emotional distress; negligent infliction of emotional distress; fraudulent misrepresentation; negligent misrepresentation; fraud; conspiracy to commit any act mentioned herein; breach of contract (whether express or implied, oral or written); breach of the implied covenant of good faith and fair dealing; interference with business advantage; defamation; interference with prospective economic advantage; interference with contractual relationship; violation of any national, state or local statute, law, or ordinance; or any other action whether cognizable in law or in equity, and agrees that he will not, from any source or proceeding, seek or accept any award or settlement therefrom. The provisions of this Section 2.1 shall not apply to any obligations of Interactive pursuant to this Agreement.

          2.2 Interactive Release. It is understood and agreed by and between each of the parties to this Agreement that in consideration of Paolucci's release contained in Section 2.1 hereof and the other promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, Interactive completely releases and forever discharges Paolucci and his heirs, personal representatives, successors and assigns from all causes of action, claims, judgments, obligations, damages, or liabilities of whatever kind and character which relate to Paolucci's employment with Interactive or the cessation of such employment or to his acting as an officer or Director of Interactive or any of its affiliates, including, without limitation, any and all tax claims, expense account claims and any other claims related to any conduct taken or not taken by Paolucci on behalf of, or in his official capacities for the Company prior to the date of this Agreement. The provisions of this Section
2.2 shall not apply to any obligations of Paolucci pursuant to this Agreement, nor to any claims arising from Paolucci's willful misconduct in his official capacities for the Company prior to the date of this Agreement.

          2.3 Notwithstanding any other provision hereof, the Company hereby confirms that it agrees to maintain and continue in place all indemnification obligations, and any agreements entered into by the Company for the provision therefor, provided for Paolucci in the Company's


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Certificate of Incorporation and By-Laws, each as amended, and any and all indemnification agreements executed by and between the Company and Paolucci. In connection herewith, Interactive shall maintain officers' and directors' liability insurance covering Paolucci for the period that he served as an officer and director of Interactive, in an amount equal to that in effect on the date hereof.

          2.4 Now and in the future, upon reasonable notice, as necessary or reasonably requested by Interactive, Paolucci agrees to: (i) provide cooperation, including, but not limited to, his appearance at interviews and/or depositions, in all regulatory and litigation matters relating to his reasonable employment, or area of responsibility at Interactive, whether or not such matters have already been commenced and through the conclusion of such matters or proceedings, and (ii) to provide Interactive's counsel with all documents in his possession or control relating to such regulatory or litigation matters, provided, however, that Interactive will reimburse Paolucci for all reasonable travel expenses, including lodging and meals. Performance under this Section 2.4 shall not be a condition to the performance of any obligation of Interactive hereunder.

     3. Settlement Sums and Other Consideration

          3.1 Pursuant to the other terms and conditions contained in this Agreement, Interactive will issue to Paolucci a Common Stock Purchase Warrant, substantially in the form of Exhibit A attached hereto (the "Warrant"), which Warrant shall entitle Paolucci to purchase up to two million five hundred thousand (2,500,000) shares of Interactive's Common Stock, par value $.01 per share, at an exercise price equal to $0.952 per share.

          3.2 Paolucci acknowledges that he has received notification of his COBRA continuation rights as of the date hereof. As further consideration for this Agreement, Interactive shall continue to pay for one year of health benefit continuation coverage under Interactive's group policy through February, 1999. Paolucci understands that Interactive's payment of these premiums will not elongate Paolucci's 18 month COBRA continuation period.

          3.3 Paolucci acknowledges and understand that, in connection with the execution of this Agreement, the option to purchase 250,000 shares of Interactive's Common Stock granted (subject to shareholder approval of increasing the number of shares available under the Amended and Restated 1995 Employee Stock Option Plan) by Interactive's Stock Option Committee as of November 1, 1997 shall be cancelled in its entirety, whether or not any portion thereof is vested, and Paolucci shall not be entitled to purchase any common shares of Interactive pursuant to the option referred to in this Section 3.3.

          3.4 Interactive acknowledges that Paolucci cuurently holds an option (which is fully vested in Paolucci) to purchase 52,000 shares of Interactive's Common Stock, at an exercise price of $0.43 per share (the "Vested Option"), and agrees in connection herewith to extend the expiration date of such option (originally January 31, 2000) by five years such that Paolucci's Vested Option shall remain exercisable in full until it expires on January 31, 2005.


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     4. Denial of Liability.

          Each party expressly recognizes that the making of this Agreement does not in any way constitute an admission or concession of wrongdoing on the part of the other party.

     5. Confidentiality and Non-Disclosure

          5.1 Except as noted elsewhere in Paragraph 5 of this Agreement, the parties shall keep the terms and conditions of this Agreement completely and strictly confidential. Neither the terms nor conditions of this Agreement nor the fact of its existence shall be disclosed to any person or body.

          5.2 The only exceptions to Paragraph 5.1 are as follows:

               5.2.1 If the terms or conditions of this Agreement must be disclosed as required by law, regulation or stock exchange rules, or upon order of any court of competent jurisdiction in any action in which Paolucci or Interactive are parties, or Paolucci is subpoenaed as a witness, to agencies, individuals, or entities, including but not limited to state or federal employment or taxing entities; or

               5.2.2 If the terms or conditions must be disclosed to Paolucci's tax, legal or financial advisors, on the further condition that Paolucci advise such individuals in advance of disclosure that the terms and conditions of the Agreement are strictly confidential; or

               5.2.3 If the terms or conditions of this Agreement must be disclosed in order to remedy a breach of any term or condition herein.

          5.3 If disclosure is to be made pursuant to Paragraph 5.2.1, the party or the party's representative making the disclosure shall immediately, but in no event more than five (5) business days from receipt of a request or order for such disclosure, and prior to any such disclosure, notify the other party and shall not produce or otherwise disclose the existence or terms of this Agreement unless and until the nondisclosing party has given written permission to do so, or the nondisclosing party has had an opportunity to seek appropriate relief from a court or tribunal of competent jurisdiction.

          5.4 The parties agree that Interactive shall be permitted to disclose the terms of the Agreement to its directors, officers, attorneys, accountants or as otherwise expressly required or compelled by law, regulation or stock exchange rules.

          5.5 Neither Paolucci nor the officers or members of the Board of Directors of Interactive shall speak disparagingly of the other regarding Paolucci's directorship, employment or cessation of employment with Interactive or, on the other hand, regarding the business or operations of Interactive or any of its affiliates.


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          5.6 Performance under this Section 5 shall not be a condition to the performance of any obligation of Interactive hereunder.

     6. Severability.

          If any provision of this Agreement is declared illegal or unenforceable by any arbitrator or by any court of competent jurisdiction and cannot be modified to be enforceable (the parties hereby agreeing that such modification shall be made without further action on the part of the parties), that provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.

     7. Construction.

          Each party and counsel for each party have reviewed this Agreement (and Paolucci hereby acknowledges that Interactive advised him to consult with an attorney regarding this Agreement). This Agreement is entered into in the State of New York and shall be construed and interpreted in accordance with its laws.

     8. Integration.

          This Agreement represents the complete understanding between the parties. No other promises or agreements shall be binding or shall modify this Agreement unless signed by the parties hereto, provided, however, that the parties agree that Section 5 of the Employment Agreement dated as of January 1, 1995 between Interactive and Paolucci which by its terms survives the termination of Paolucci's employment shall continue in full force and effect and be binding on the parties.

     9. Acceptance and Revocation.

          Paolucci understands that he has the right to consider the terms and conditions of this Agreement for a period of twenty-one (21) days. Paolucci further understands that he may revoke this Agreement within seven (7) days of signing it. Paolucci further represents that he has been given all satisfactory periods within which to consider the release of claims contained herein prior to signing this Agreement. To revoke this Agreement, Paolucci must send a written letter to: David J. Moore, Interactive Imaginations, Inc., 915 Broadway, Suite 1608, New York, New York 10010, stating, "I hereby revoke my acceptance of our Confidential Separation Agreement and General Release." If Paolucci revokes this Agreement, he will not be entitled to receive the severance payment, the continuation of medical benefits, or any other consideration described in paragraph 3 above. Paolucci represents that Interactive has advised him of his right to consult with an attorney regarding this Agreement.


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     10. THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT AND RELEASE.
ITS CONTENTS HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO ANY SIGNATORY ABOUT THIS AGREEMENT, AND TO SIGN THE AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT VOLUNTARILY.


Dated: as of February 24, 1998               /s/ Michael P. Paolucci
                                             -----------------------------------
                                             Michael P. Paolucci



                                             INTERACTIVE IMAGINATIONS, INC.


Dated: as of February 24, 1998               By: /s/ David J. Moore
                                                 -------------------------------
                                             Name: David J. Moore
                                             Title: Chief Executive Officer


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